UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     Commission File Number: 000-28481

                                ICONET, INC.
           (Exact name of registrant as specified in its charter)

      Nevada                                               86-0891931
(State of organization)                (I.R.S. Employer Identification No.)

                               8 Gaucho Drive
                      Rolling Hills Estates, CA 90274
                  (Address of principal executive offices)

      Company's telephone number, including area code: (416) 682-9255

                        Consultant Compensation Plan
                        (FULL  TITLE  OF  THE  PLAN)

                          Randy Miller, President
                               8 Gaucho Drive
                      Rolling Hills Estates, CA 90274
           ------------------------------------------------------
               (NAME  AND  ADDRESS  OF  AGENT  FOR  SERVICE)

                               (416) 682-9255
     -----------------------------------------------------------------
    (TELEPHONE  NUMBER,  INCLUDING  AREA  CODE,  OF  AGENT FOR SERVICE)


                      CALCULATION OF REGISTRATION FEE
             -------------------------------------------------

                                        PROPOSED   PROPOSED
TITLE OF                                MAXIMUM    MAXIMUM
SECURITIES     AMOUNT      MAXIMUM      OFFERING   AGGREGATE     AMOUNT OF
TO BE          TO BE       PRICE        PRICE      OFFERING      REGISTRATION
REGISTERED     REGISTERED  PER SHARE    PER SHARE  PRICE         FEE
----------------------------------------------------------------------------------
Common Stock,  200,000     $ .02        $.02       $1,000.00     $ .50
..001 Par Value

PART  I.  INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.  PLAN  INFORMATION

(A)  GENERAL  PLAN  INFORMATION

(1) THE PLAN IS TO BE ENTITLED "THE CONSULTANT COMPENSATION PLAN" AND IS TO BE OFFERED BY ICONET, INC. (HEREINAFTER "REGISTRANT").

(2)  THE  GENERAL  NATURE AND PURPOSE IS TO COMPENSATE THE FOLLOWING
CONSULTANT (HEREINAFTER  CONSULTANT)   FOR  SERVICES  RENDERED  TO
REGISTRANT, NONE OF WHICH SERVICES RELATE TO THE OFFER OR SALE OF SECURITIES IN A CAPITAL RAISING TRANSACTION OR THE DIRECT OR INDIRECT PROMOTION OR MAINTENANCE OF A MARKET FOR THE REGISTRANT'S SECURITIES:
                                       1

(A)   Robert Gove        200,000 SHARES
     P.O. Box 2369
     Palos Verdes, Ca.   90274


      SERVICES PROVIDED INCLUDE ASSISTING THE REGISTRANT IN PREPARING FINANCIAL FORCASTS AND MATERIALS RELATING TO BUSINESS OPERATIONS AND
      PROVIDE  GENERAL BUSINESS CONSULTING SERVICES TO REGISTRANT.


 (3) THE PLAN IS NOT, UNDER THE BEST KNOWLEDGE OF REGISTRANT, SUBJECT TO ANY PROVISIONS OF ERISA.

(4) CONTACT INFORMATION: RANDY MILLER, PRESIDENT OF REGISTRANT, 8 GAUCHO DRIVE ROLLING HILLS ESTATES, CA 90274; TELEPHONE: (416) 682-9255.


(B)  SECURITIES  TO  BE  OFFERED

(1)     A TOTAL OF 200,000 SHARES OF REGISTRANT'S COMMON STOCK WILL BE
OFFERED.

(2)     NOT  APPLICABLE

(C) EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN: THE CONSULTANT LISTED IN NO. 2 ABOVE IS THE ONLY ELIGIBLE PARTICIPANT IN THIS PLAN.

(D)  PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES
OFFERED:

     (1) CONSULTANT SHALL HAVE SHARES ISSUED TO HIM AS FULL CONSIDERATION FOR THE REFERENCED SERVICES.

     (2) CONSULTANT SHALL BE DEEMED TO HAVE PAID IN FULL FOR THE SHARES AS COMPENSATION FOR THE CONSULTING SERVICES UNDER REGISTRANT'S CONSULTING SERVICES PLAN.

     (3) CONSULTANT IS PERMITTED TO RECEIVE A TOTAL OF  200,000 SHARES.

     (4)  NOT  APPLICABLE

     (5)  NOT  APPLICABLE

     (6) THE SECURITIES WILL BE ISSUED DIRECTLY FROM REGISTRANT'S TREASURY; NO FEES, COMMISSIONS OR OTHER CHARGES
          WILL  BE  PAID.

(E)  RESALE  RESTRICTIONS:  NO  RESTRICTIONS  ON  RESALE  ARE  CURRENTLY
CONTEMPLATED.

(F) TAX EFFECTS OF PLAN PARTICIPATION: CONSULTANT WILL REALIZE INCOME WHEN HE RECEIVES THE SHARES, BASED ON HIS AGREEMENT WITH REGISTRANT, AND MAY REALIZE A GAIN WHEN HE SELLS THE SHARES, BASED ON THE SALE PRICE HE RECEIVES VERSUS THE PURCHASE PRICE. REGISTRANT DOES NOT FORESEE A TAX CONSEQUENCE FOR ITSELF. THE PLAN DOES NOT, TO THE BEST KNOWLEDGE OF REGISTRANT, QUALIFY UNDER SECTION 401(A) OF THE INTERNAL REVENUE CODE.

(G)  INVESTMENT  OF FUNDS: THERE WILL BE NO  FUNDS RECEIVED.

(H)  WITHDRAWAL  FROM  THE  PLAN;  ASSIGNMENT  OF  INTEREST

     (1)  NO WITHDRAWAL OR TERMINATION TERMS ARE CURRENTLY CONTEMPLATED.

     (2) NO ASSIGNMENT OR HYPOTHECATION TERMS ARE CURRENTLY CONTEMPLATED, BUT REGISTRANT WILL PERMIT AN ASSIGNMENT OF THE INTERESTS IF CONSULTANT CHOOSES TO ASSIGN HIS INTEREST TO A THIRD PARTY.

     (3)  NOT  APPLICABLE

(I) FORFEITURES AND PENALTIES: THERE IS NO CURRENTLY CONTEMPLATED FORFEITURE OR PENALTY EVENT.

(J)  CHARGES,  DEDUCTIONS  AND  LIENS  THEREOF

     (1)  THERE  ARE  NO  CHARGES  OR  DEDUCTIONS  CURRENTLY  CONTEMPLATED.

     (2)  THERE  ARE  NO  CREATION  OF  LIEN  TERMS CURRENTLY CONTEMPLATED.

     (3)  NOT  APPLICABLE

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

REGISTRANT PLANS TO IMMEDIATELY FORWARD A COPY OF THIS FORM AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE TO CONSULTANT UPON THE FILING OF THIS FORM, THUS SATISFYING THE REQUIREMENTS FOR THIS SECTION.

PART  II.  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

(A)  THE  FORM  10-K REPORT FILED BY REGISTRANT FOR THE YEAR ENDING
DECEMBER 31,
2002, IS HEREBY  INCORPORATED  BY  REFERENCE.

(B)  THE  10-Q  REPORTS  FILED  BY  REGISTRANT  FOR  THE  FISCAL QUARTERS
ENDING
SEPTEMBER 30, 2002 JUNE 30, 2002 AND MARCH 31, 2003, AND THE FORM 8-K FILED APRIL 8, 2003, ARE HEREBY INCORPORATED BY REFERENCE.

(C)  NOT  APPLICABLE

IN ADDITION, ALL DOCUMENTS SUBSEQUENTLY FILED BY REGISTRANT PURSUANT TO
SECTIONS
13(A),  13(C),  14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, IF
ANY, ARE
INCORPORATED  BY  REFERENCE.

ITEM  4.  DESCRIPTION  OF  SECURITIES

NOT  APPLICABLE.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

THERE ARE NO RELEVANT INTERESTS OF EXPERT OR COUNSEL IN THIS FORM THAT
REQUIRE
DISCLOSURE.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

REGISTRANT'S  CHARTER  GENERALLY  INDEMNIFIES  A  DIRECTOR OR AN OFFICER
AGAINST
LIABILITY  WHICH  HE/SHE  INCURS  IN  HIS/HER  CAPACITY.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

NO EXEMPTION FROM REGISTRATION IS HEREBY CLAIMED SINCE THERE IS NO REOFFERING OR RESALE OF RESTRICTED SECURITIES INVOLVED.

ITEM  8.  EXHIBITS

EXHIBIT 5 - OPINION OF LEGAL COUNSEL

EXHIBIT  15  -  LETTER RE UNAUDITED  INTERIM  FINANCIAL  INFORMATION

EXHIBIT 23 - CONSENTS OF EXPERTS AND COUNSEL (SEE EXHIBITS 5 AND 15)

ITEM  9.  UNDERTAKINGS

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT
THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.


                             SIGNATURES
                             ----------

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY
CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TORONTO, CANADA, ON MAY 28, 2003.

ICONET, INC.,
A  NEVADA  CORPORATION



BY:/S/ Randy Miller
-----------------------------
RANDY MILLER,  PRESIDENT



PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



/S/ Randy Miller
-----------------------------
RANDY MILLER, PRESIDENT


DATE: MAY 28, 2003